UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	December 13, 2010

LEGG MASON, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-8529	52-1200960
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 International Drive, Baltimore, Maryland	21202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(410) 539-0000

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2010, Legg Mason, Inc. (“the Company”) announced it has appointed Peter H. Nachtwey, age 55, as Chief Financial Officer and Senior Executive Vice President of the Company.  Mr. Nachtwey’s employment is expected to begin on January 10, 2011.  Terrence Murphy, the Company’s Interim Chief Financial Officer will step down as Interim Chief Financial Officer when Mr. Nachtwey commences employment with the Company.  Mr. Murphy will continue to serve as Chief Operating Officer of ClearBridge Advisors, Legg Mason’s largest equity affiliate.

Mr. Nachtwey most recently served as Chief Financial Officer of The Carlyle Group, an alternative investment management firm, from 2007-2010, where he had responsibility for all of the financial and a number of the operational functions at the firm.  Prior to The Carlyle Group, Mr. Nachtwey spent more than 25 years at Deloitte and Touche, LLP, an accounting firm, most recently as a Managing Partner of the Investment Management practice.  Mr. Nachtwey graduated magna cum laude from Syracuse University with a BS in Accounting in 1978.

Pursuant to an offer letter to Mr. Nachtwey dated December 13, 2010 (“Offer Letter”), he will be paid an annual salary of $350,000.  For the fiscal year ending March 31, 2011, Mr. Nachtwey will receive an incentive compensation award of $325,000 in cash, $125,000 in restricted stock and $125,000 in stock options.  For future performance cycles, Mr. Nachtwey will be eligible to participate in the Company’s incentive compensation award process, where his annual target incentive bonus amount will be $1.3 million in cash and $1.0 million in equity.  The targeted bonus awards are discretionary and contingent upon Company performance and Mr. Nachtwey’s continued employment at the time of payment of the award.

The Offer Letter also entitles Mr. Nachtwey to a one time sign-on cash award of $500,000.  If his employment is terminated for cause within thirty-six (36) months of his date of hire, Mr. Nachtwey will be required to repay a pro-rata portion of the sign-on award.  In addition, Mr. Nachtwey will be granted $250,000 in restricted stock and $250,000 in stock options.

Mr. Nachtwey will be eligible to participate in employee benefit plans in accordance with the terms of the Company benefits plans, policies and arrangements.

The Offer Letter provides for non-solicitation covenants for a period of twelve (12) months following a termination of employment by Mr. Nachtwey with the Company for any reason.  The full text of the Offer Letter with Mr. Nachtwey is attached hereto as Exhibit 10 and incorporated herein by reference.

Mr. Nachtwey does not have any family relationships or related party transactions that are required to be disclosed.  There are no arrangements or understandings between Mr. Nachtwey and any other person pursuant to which Mr. Nachtwey was selected to serve as Chief Financial Officer and Senior Executive Vice President of the Company.

A copy of the press release naming Mr. Nachtwey to the position of Chief Financial Officer and Senior Executive Vice President is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Subject Matter
	10	Offer Letter Dated December 13, 2010
	99	Press Release of Legg Mason, Inc. Dated December 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGG MASON, INC. (Registrant)

	Date: December 16, 2010	By:	/s/ Thomas P. Lemke

Thomas P. Lemke Senior Vice President and General Counsel

LEGG MASON, INC.
EXHIBIT INDEX

Exhibit No.	Subject Matter
10	Offer Letter Dated December 13, 2010
99	Press Release of Legg Mason, Inc. Dated December 13, 2010

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